Exhibit 24

POWER OF ATTORNEY

AGL CAPITAL CORPORATION

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul R. Shlanta and Andrew W. Evans, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of AGL Capital Corporation (the “Company”), related to the registration of securities under the Securities Act of 1933 to be issued by the Company, AGL Resources Inc. or an affiliated trust, and any and all amendments (including post-effective amendments) thereto and any registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933 for the purpose of registering additional securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This 19th day of October, 2004.

/S/ CHARLES D. MCKIBBEN Charles D. McKibben, Director

/S/ ROBERT W. GRIER Robert W. Grier, Director

POWER OF ATTORNEY

AGL RESOURCES INC.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard T. O’Brien and Paul R. Shlanta, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of AGL Resources Inc. (the “Company”), related to the registration of securities under the Securities Act of 1933 to be issued by the Company, AGL Capital Corporation or an affiliated trust, and any and all amendments (including post-effective amendments) thereto and any registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933 for the purpose of registering additional securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This 20th day of October, 2004.

/S/ THOMAS D. BELL Thomas D. Bell, Jr., Director	/S/ D. RAYMOND RIDDLE D. Raymond Riddle, Director

/S/ CHARLES R. CRISP Charles R. Crisp, Director	/S/ PAULA G. ROSPUT Paula G. Rosput, Chairman of the Board of Directors

/S/ MICHAEL J. DURHAM Michael J. Durham, Director	/S/ JAMES A. RUBRIGHT James A. Rubright, Director

/S/ ARTHUR E. JOHNSON Arthur E. Johnson, Director	/S/ FELKER W. WARD, JR. Felker W. Ward, Jr., Director

/S/ WYCK A. KNOX, JR. Wyck A. Knox, Jr., Director	/S/ HENRY C. WOLF Henry C. Wolf, Director

/S/ DENNIS M. LOVE Dennis M. Love, Director